Exhibit 10.1

SECOND AMENDMENT TO LINE OF CREDIT LETTER AGREEMENT

THIS SECOND AMENDMENT TO LINE OF CREDIT LETTER AGREEMENT (this “Second Amendment”), dated as of January 11, 2019 (the “Amendment Date”), is entered into by and between Richard E. Uihlein, an individual resident of the State of Illinois (“Uihlein”), and Galectin Therapeutics, Inc., a Nevada corporation (the “Company”). Uihlein and the Company shall each be referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Line of Credit Letter Agreement, dated as of December 19, 2017, which was subsequently amended by that certain First Amendment to Line of Credit Letter Agreement dated as of December 19, 2018, by and between the Parties (collectively, the “Line of Credit”);

WHEREAS, the Parties wish to further amend the Line of Credit to reflect certain changes as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Amendment to the Second Paragraph of the Line of Credit.  The second paragraph of the Line of Credit is hereby amended by:

(a)    deleting the words “…may be drawn upon through December 31, 2019…” and inserting the following in lieu thereof: “…may be drawn upon through December 31, 2021…”; and

(b)    deleting the words “…payable on or before December 31, 2020…” and inserting the following in lieu thereof: “…payable on or before December 31, 2022…”.

2.    Amendment to Exhibit A of the Line of Credit.  Exhibit A of the Line of Credit is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.    Miscellaneous.  Except as amended by this Second Amendment, the Line of Credit remains in full force and effect in accordance with its terms. This Second Amendment shall be governed by and interpreted in accordance with the laws of the State of Georgia, excluding its choice of law rules. If any provision of this Second Amendment or part thereof is rendered void, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Second Amendment may only be amended in the same manner as the Line of Credit. Capitalized terms used herein without specific definition have the respective meanings given to them in the Line of Credit. This Second Amendment may be executed in counterparts, each of which shall be deemed to be an original; provided, however, that such counterparts shall together constitute only one instrument. A signed copy of this Second Amendment transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Second Amendment for all purposes.

IN WITNESS WHEREOF, the Parties have duly authorized and executed this Second Amendment as of the Amendment Date.

By:	/s/ Richard E. Uihlein
Richard E. Uihlein

GALECTIN THERAPEUTICS, INC.

By:	/s/ Harold H. Shlevin
Name: Harold H. Shlevin Title: Chief Executive Officer

Signature Page to Second Amendment to Line of Credit Letter Agreement

EXHIBIT A

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

$	Atlanta, Georgia Dated as of

FOR VALUE RECEIVED, the undersigned, GALECTIN THERAPEUTICS, INC., a Nevada corporation (the “Company”), hereby unconditionally promises to pay to the order of [Richard E. Uihlein, an individual resident of the State of Illinois] (“Lender”), whose office address is [12575 Uline Drive, Pleasant Prairie, WI 53158], on December 31, 2022 in lawful money of the United States of America and in immediately available funds, the principal amount of (a)                     DOLLARS ($                    ). The Company further agrees to pay interest in like money at an annual rate of         % [the Applicable Federal Rate for short term loans as may be in effect on the date of the Promissory Note as published by the Internal Revenue Service.] on the unpaid principal amount hereof from time to time outstanding, which shall accrue commencing on the date hereof and continuing until paid in full on December 31, 2022 or sooner prepaid.

This Promissory Note is made pursuant to that certain Line of Credit Letter Agreement, dated as of December 19, 2017, as amended, by and between Richard Uihlein and the Company, and the Company and the Lender are entitled to the benefits and obligations thereof. The Company may prepay any amounts due under this Promissory Note in whole or in part in its sole discretion without any premium or penalty.

The Company, for itself and all other persons who now are or who may become liable for the payment of all or any part of the obligations evidenced by this Promissory Note, jointly, severally and irrevocably, hereby waives presentment for payment, demand, protest, notice of protest, notice of dishonor and any and all other notices and demands whatsoever. The Company shall pay all costs and expenses of collection, including, without limitation, reasonable attorneys’ fees except to the extent limited or prohibited by law.

No act, omission, or other failure on the part of Lender or any holder of this Promissory Note to exercise any right, remedy or recourse hereunder with respect to the Company, whether before or after the occurrence of a default, shall constitute waiver or release of any such right, remedy, recourse, default by such holder or on behalf of any other holder; such waiver or release to be effected only through a written document executed by Lender or such holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

This Promissory Note shall be governed by, construed and interpreted in accordance with the laws of the State of Georgia.

GALECTIN THERAPEUTICS, INC.

By:
Name:	Harold H. Shlevin
Title:	Chief Executive Officer